Exhibit 99.1

Veritex Holdings, Inc. Reports Fourth Quarter and Year-End 2015 Results

Dallas, TX — January 26, 2016 —Veritex Holdings, Inc. (NASDAQ: VBTX), the holding company for Veritex Community Bank, announced the results today for the quarter and year ended December 31, 2015. The Company reported net income for the year ended December 31, 2015 of $8.8 million and $0.84 diluted earnings per common share, compared to net income of $5.2 million and $0.72 diluted earnings per common share for the year ended December 31, 2014, an increase of $3.6 million or 68.9% over the prior year. The Company also reported net income of $2.6 million and $0.23 diluted earnings per common share for the quarter ended December 31, 2015 compared to net income of $2.5 million and $0.23 diluted earnings per common share for the quarter ended September 30, 2015, an increase of $36,000 or 1.4%, over the prior quarter.

Malcolm Holland, the Company’s Chairman and Chief Executive Officer said, “I am excited to announce the results of another fantastic year. Earnings have increased each quarter since our IPO in October of 2014. I am pleased to see this trend continue throughout 2015.  Looking back on the year, I am proud of our many accomplishments. In addition to our record earnings trend, we saw a record level of loan originations, portfolio growth and improved returns on assets and equity.”

Mr. Holland also said, “Our fourth quarter was really the capstone of the year.  Loan growth in this quarter exceeded our expectations and drove a substantial increase in pre-tax, pre-provision income by $668,000 over the prior quarter. This quarter’s positive momentum will give us a great start into 2016.”

Full Year 2015 Highlights

•                  Full year 2015 diluted earnings per common share increased to $0.84 or 16.7% compared to $0.72 for the full year 2014

•                  Net income was $8.8 million for 2015, an increase of $3.6 million or 68.9% compared to $5.2 million for the full year 2014

•                  Pre-tax, pre-provision income was $13.8 million for 2015, an increase of $4.4 million or 47.6% compared to $9.3 million for the full year 2014

•                  Average loan balances increased $151.4 million or 27.7% compared to the full year 2014

•                  Average noninterest deposits increased $36.7 million or 15.9% compared to the full year 2014

•                  Credit quality remained excellent with nonperforming assets to total assets at 0.1% and net charge-offs for the full year 2015 at  $77,000

•                  The acquisition of IBT Bancorp, Inc. (“IBT”) closed successfully on July 1, 2015 and was fully integrated into systems and operations on August 22, 2015

•                  No loans secured by oil and gas assets at December 31, 2015

2015 Fourth Quarter Highlights

•                  Pre-tax, pre-provision income was $4.5 million,  an increase of $668,000 or 17.5% compared to $3.8 million for the prior quarter

•                  Net interest income grew $396,000 or 4.6% compared to the prior quarter

•                  Noninterest income increased $164,000 or 15.7% compared to the prior quarter

•                  Noninterest expense declined $108,000 or 1.8% compared to the prior quarter

•                  Total loans increased $67.5 million or 8.9% to $823.4 million compared to the prior quarter

•                  Total deposits increased $25.8 million or 3.1% to $868.4 million compared to the prior quarter

•                  Hired an experienced commercial banking executive to lead larger, upper-end middle market efforts

•                  In November 2015, Veritex Bank was named in the list of  Dallas Morning News’ Top 100 Places to Work 2015

•                  Redeemed all 8,000 shares of the Company’s SBLF preferred stock at its liquidation value of $8 million plus accrued dividends of $18,000

Result of Operations for the Three Months Ended December 31, 2015

Net Interest Income

For the three months ended December 31, 2015, net interest income before provision for loan losses was $9.0 million and net interest margin was 3.78% compared to $8.6 million and 3.84%, respectively, for the three months ended September 30, 2015. Net interest income increased $396,000 primarily due to increased interest and fees on loans as average loan balances increased $35.3 million resulting from organic loan growth for the three months ended December 31, 2015 compared to the three months ended September 30, 2015. The net interest margin decreased 0.06% from the three months ended September 30, 2015. The average rate paid on interest-bearing liabilities increased 0.02% from 0.67% for the three months ended September 30, 2015. The increase in the rate is primarily due to an increase in premium rate money market accounts with an average rate of 0.70%. Average yield on loans decreased 0.01% from 4.84% for the three months ended September 30, 2015 to 4.83% for the quarter ended December 31, 2015. Competitive pricing pressure resulted in overall market yields for loan originations and renewals to be below the average yield of amortizing or paid-off loans.

Compared to the three months ended December 31, 2014, net interest income before provision for loan losses increased by $2.2 million from $6.8 million to $9.0 million for the three months ended December 31, 2015. The increase in net interest income before provision for loan losses was primarily due to increased interest and fees as average loan balances increased $90.5 million from the acquisition of IBT, which closed in July 2015, and organic loan growth of $101.5 million compared to average loans for the three months ended December 31, 2014. Net interest margin improved 0.04% over 3.74% for the same three months in 2014. The rate paid on interest-bearing liabilities decreased from 0.73% for the three months ended December 31, 2014 to 0.69% for the three months ended December 31, 2015. The decrease was related to a change in the mix of deposits from premium money market accounts with an average rate of 0.65% and certificates of deposits with an average rate paid of 1.14% to money market accounts with average rate paid of 0.25%. Average yield on loans declined 0.02% from 4.85% for the three months ended December 31, 2014 to 4.83% for the quarter ended December 31, 2015. Competitive pricing pressure resulted in overall market yields for loan originations and renewals to be below the average yield of amortizing or paid-off loans.

Noninterest Income

Noninterest income for the three months ended December 31, 2015 was $1.2 million, an increase of $164,000 or 15.7% compared to the three months ended September 30, 2015. The increase was primarily a result of bi-annual dividends received on Federal Reserve Bank stock of $85,000, increased gains on sale of SBA loans of $49,000, and seasonal growth in service charges and fees on deposit accounts of $39,000.

Compared to the three months ended December 31, 2014, noninterest income grew $551,000 or 84.0%, primarily as a result of gains on sale of SBA loans and servicing fees totaling $345,000, increased deposit service charges and fees on deposit accounts of $127,000, and increased insurance income from the bank owned life insurance (BOLI) acquired in connection with the acquisition of IBT.

Noninterest Expense

Noninterest expense was $5.7 million for the three months ended December 31, 2015, compared to noninterest expense of $5.8 million for the three months ended September 30, 2015, a decrease of $108,000 or 1.8%. The decrease was primarily driven by a reduction in investment banker professional fees incurred in the three months ended September 30, 2015 related to the successful acquisition of IBT in July 2015.

Compared to the three months ended December 31, 2014, noninterest expense increased $1.1 million. This increase was in large part due to increases in salary and employee benefit expenses of $575,000 and occupancy and equipment expenses of $131,000 primarily related to the acquisition of IBT.   The IBT acquisition was also the primary driver of increases in data processing and software expense of $32,000, FDIC assessment fees of $26,000, telephone and communication expense of $23,000 and other non-interest expense of $150,000.

Income Taxes

Income tax expense for the three months ended December 31, 2015 totaled $1.3 million, an increase of $22,000 or 1.7% compared to the three months ended September 2015. The Company’s effective tax rate was approximately 33.6% for the three months ended December 31, 2015 and the three months ended September 30, 2015.

Compared to the three months ended December 31, 2014, income tax expense increased $510,000 or 64.3% for the three months ended December 31, 2015. The Company’s effective tax rate was approximately 33.6% for the three months ended December 31, 2015 compared to 31.9% for the three months ended December 31, 2014. The increase in effective tax rate was primarily the result of a net discrete tax benefit associated with recognition of deferred tax assets related to non-qualified stock options during the three months ended December 31, 2014.

Financial Condition

Loans (excluding loans held for sale and deferred loan fees) at December 31, 2015 were $820.6 million, an increase of $66.4 million or 8.8% compared to $754.2 million at September 30, 2015. The increase from September 30, 2015 was primarily the result of the continued execution and success of our organic growth strategy.

Loans (excluding loans held for sale and deferred loan fees) increased $217.3 million or 36.0% compared to $603.3 million at December 31, 2014. The acquisition of IBT represents approximately 41.5% of the increase from the prior year with the remainder of $127.1 million achieved through organic growth.

Deposits at December 31, 2015 were $868.4 million, an increase of $25.8 million or 3.1% compared to $842.6 million at September 30, 2015 due to growth in retail money market accounts and wholesale deposits.

Deposits increased $229.7 million or 36.0% compared to $638.7 million at September 30, 2014. The increase from December 31, 2014 was due to the acquisition of IBT’s deposits of approximately $98.3 million, customer deposit growth of approximately $55.6 million, and wholesale deposit growth of approximately $75.8 million.

Advances from the Federal Home Loan Bank were $28.4 million at December 31, 2015 compared to $18.5 million at September 30, 2015 and $40.0 million at December 31, 2014.

Asset Quality

Nonperforming assets totaled $1.1 million or 0.1% of total assets at December 31, 2015 compared to $921,000 or 0.09% at September 30, 2015.  Nonperforming  assets  were $541,000 or 0.07% of total assets at December 31, 2014.

The allowance for loan losses was 0.83% of total loans at December 31, 2015 compared to 0.82% of total loans at September 30, 2015 and 0.99% of total loans at December 31, 2014. The increase in allowance for loan losses as a percentage of total loans compared to September 30, 2015 was minimal as credit quality remained strong.  The decrease in allowance for loan losses as a percentage of total loans compared to December 31, 2014 was primarily due to the recording of IBT acquired loans at an estimated fair value.

Other real estate owned totaled $493,000 at December 31, 2015 and September 30, 2015 compared to $105,000 at December 31, 2014. Nonaccrual loans were $593,000 at December 31, 2015 compared to $428,000 at September 30, 2015 and $436,000 at December 31, 2014.

The provision for loan losses for the three months ended December 31, 2015 totaled  $610,000 compared to  no provision for loan losses for three months ended September 30, 2015 and $326,000 for the three months ended December 31, 2014.  The increases were related to general provision requirements related to loan growth as credit quality remained strong.

Non-GAAP Financial Measures

The Company’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, the Company reviews and reports tangible book value per common share, the tangible common equity to tangible assets ratio and pre-tax, pre-provision income. The Company has included in this release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Consolidated Financial Highlights” at the end of this release for a reconciliation of these non-GAAP financial measures.

About Veritex Holdings, Inc.

Headquartered in Dallas, Texas, Veritex Holdings, Inc. is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with ten locations throughout the Dallas metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System.

Acquisition of IBT Bancorp, Inc.

On July 1, 2015, the Company completed the acquisition of IBT, the parent holding company of Independent Bank, headquartered in Irving, Texas with two banking locations in the Dallas metropolitan area. Under the terms of the definitive agreement, the Company issued 1,185,067 shares of its common stock (with cash in lieu of fractional shares) and paid approximately $4.0 million in cash for the outstanding shares of IBT common stock in connection with the closing of the acquisition, which resulted in goodwill of $6.9 million as of July 1, 2015. Additionally, we recognized $1.1 million of core deposit intangibles as of July 1, 2015.  The fair values of loans purchased and goodwill are preliminary estimates as of December 31, 2015 as fair value adjustments are still being finalized as of the date of this press release.

For more information, visit www.veritexbank.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiaries. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, expectations concerning the costs associated with the acquisition of IBT and related transactions, integration of the acquired business, ability to recognize  anticipated operational efficiencies, and other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to whether the Company can: successfully implement its growth strategy, including identifying acquisition targets and consummating suitable acquisitions; continue to sustain internal growth rate; provide competitive products and services that appeal to its customers and target market; continue to have access to debt and equity capital markets; and achieve its performance goals.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in the Company’s Final Prospectus, dated October 10, 2014, filed pursuant to Rule 424(b)(4), the Company’s Annual Report on Form 10-K filed on March 27, 2015, and other reports and statements the Company has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from www.veritexbank.com under the Investor Relations tab.

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Consolidated Financial Highlights - (Unaudited)

(In thousands, except share and per share data)

	At and For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Selected Financial Data:
Net income	$2,573	$2,537	$1,856	$1,824	$1,690
Net income available to common stockholders	2,535	2,517	1,836	1,804	1,670
Total assets	1,039,600	1,009,539	827,140	808,906	802,286
Total loans(1)	820,605	754,199	644,938	615,495	603,310
Provision for loan losses	610	—	148	110	326
Allowance for loan losses	6,772	6,214	6,193	6,006	5,981
Noninterest-bearing deposits	301,367	299,864	240,919	241,732	251,124
Total deposits	868,410	842,607	673,106	668,255	638,743
Total stockholders’ equity	132,046	137,508	117,085	115,133	113,312
Summary Performance Ratios:
Return on average assets(2)	0.99%	1.04%	0.93%	0.94%	0.86%
Return on average equity(2)	7.37	7.38	6.39	6.45	6.21
Net interest margin(3)	3.78	3.84	3.77	3.82	3.74
Efficiency ratio(4)	56.11	60.48	61.75	66.67	62.49
Noninterest expense to average assets(2)	2.22	2.39	2.36	2.61	2.38
Summary Credit Quality Data:
Nonaccrual loans	$593	$428	$312	$323	$436
Accruing loans 90 or more days past due	84	—	—	—	—
Other real estate owned	493	493	548	548	105
Nonperforming assets to total assets	0.10%	0.09%	0.10%	0.12%	0.07%
Nonperforming loans to total loans	0.07	0.06	0.05	0.05	0.07
Allowance for loan losses to total loans	0.83	0.82	0.96	0.98	0.99
Net (recoveries) charge-offs to average loans outstanding	0.01	(0.00)	(0.01)	0.01	0.04
Capital Ratios:(6)
Total stockholders’ equity to total assets	12.70%	13.62%	14.16%	14.23%	14.11%
Tangible common equity to tangible assets(5)	10.18	10.30	11.01	11.01	10.86
Tier 1 capital to average assets	10.83	12.02	12.82	12.78	12.66
Tier 1 capital to risk-weighted assets	12.93	14.73	14.87	15.43	15.45
Common equity tier 1 (to risk weighted assets)	12.56	13.29	13.23	13.70	n/a
Total capital to risk-weighted assets	14.34	16.18	16.52	17.16	17.21

(1)   Total loans does not include loans held for sale and deferred fees. Loans held for sale were $2.8 million at December 31, 2015, $1.8 million at September 30, 2015, $2.1 million at June 30, 2015, $2.5 million at March 31, 2015 and $8.9 million at December 31, 2014. Deferred fees were $61,000 at December 31, 2015, $55,000 at September 30, 2015, $49,000 at June 30, 2015, $50,000 at March 31, 2015 and $51,000 at December 31, 2014.

(2)  We calculate our average assets and average equity for a period by dividing the sum of our total assets or total stockholders’ equity, as the case may be, at the close of business on each day in the relevant period, by the number of days in the period. We have calculated our return on average assets and return on average equity for a period by dividing net income for that period by our average assets and average equity, as the case may be, for that period.

(3)  Net interest margin represents net interest income, annualized on a fully tax equivalent basis, divided by average interest-earning assets.

(4)  Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(5)  We calculate tangible common equity as total stockholders’ equity less preferred stock, goodwill, core deposit intangibles and other intangible assets, net of accumulated amortization, and we calculate tangible assets as total assets less goodwill and core deposit intangibles and other intangible assets, net of accumulated amortization. Tangible common equity to tangible assets is a non-GAAP financial measure, and, as we calculate tangible common equity to tangible assets, the most directly comparable GAAP financial measure is total stockholders’ equity to total assets. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the table captioned “Reconciliation GAAP —NON-GAAP (Unaudited)”.

(6)  Decrease in capital ratios primarily driven by redemption of $8 million in SBLF preferred stock.

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets - (Unaudited)

(In thousands, except share and per share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
ASSETS
Cash and due from banks	$10,989	$10,478	$11,699	$9,338	$9,223
Interest bearing deposits in other banks	60,562	113,031	51,570	76,206	84,028
Total cash and cash equivalents	71,551	123,509	63,269	85,544	93,251
Investment securities	75,813	61,023	59,299	53,391	45,127
Loans held for sale	2,831	1,766	2,127	2,508	8,858
Loans, net	813,771	747,930	638,696	609,439	597,278
Accrued interest receivable	2,216	2,088	1,557	1,539	1,542
Bank-owned life insurance	19,459	19,299	18,115	17,969	17,822
Bank premises, furniture and equipment, net	17,449	17,585	12,107	11,526	11,150
Non-marketable equity securities	4,167	4,045	3,970	3,136	4,139
Investment in unconsolidated subsidiary	93	93	93	93	93
Other real estate owned	493	493	548	548	105
Intangible assets	2,410	2,458	1,110	1,186	1,261
Goodwill	26,827	26,025	19,148	19,148	19,148
Other assets	3,131	3,225	7,101	2,879	2,512
Total assets	$1,039,600	$1,009,539	$827,140	$808,906	$802,286
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$301,367	$299,864	$240,919	$241,732	$251,124
Interest-bearing	567,043	542,743	432,187	426,523	387,619
Total deposits	868,410	842,607	673,106	668,255	638,743
Accounts payable and accrued expenses	1,776	1,782	1,202	1,049	1,582
Accrued interest payable and other liabilities	848	1,089	672	1,395	575
Advances from Federal Home Loan Bank	28,444	18,478	27,000	15,000	40,000
Junior subordinated debentures	3,093	3,093	3,093	3,093	3,093
Subordinated notes	4,983	4,982	4,982	4,981	4,981
Total liabilities	907,554	872,031	710,055	693,773	688,974
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	8,000	8,000	8,000	8,000
Common stock	107	107	95	95	95
Additional paid-in capital	115,721	115,579	97,761	97,480	97,469
Retained earnings	16,739	14,204	11,687	9,851	8,047
Unallocated Employee Stock Ownership Plan shares	(309)	(406)	(406)	(401)	(401)
Accumulated other comprehensive income	(142)	94	18	178	172
Treasury stock, 10,000 shares at cost	(70)	(70)	(70)	(70)	(70)
Total stockholders’ equity	132,046	137,508	117,085	115,133	113,312
Total liabilities and stockholders’ equity	$1,039,600	$1,009,539	$827,140	$808,906	$802,286

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income - (Unaudited)

(In thousands, except share and per share data)

	For the Year Ended
	December 31,	December 31,
	2015	2014
Interest income:
Interest and fees on loans	$33,680	$27,236
Interest on investment securities	997	839
Interest on deposits in other banks	241	182
Interest on other	2	2
Total interest income	34,920	28,259
Interest expense:
Interest on deposit accounts	2,918	2,421
Interest on borrowings	543	498
Total interest expense	3,461	2,919
Net interest income	31,459	25,340
Provision for loan losses	868	1,423
Net interest income after provision for loan losses	30,591	23,917
Noninterest income:
Service charges and fees on deposit accounts	1,326	1,099
Gain on sales of investment securities	7	34
Gain on sales of loans	1,254	641
Gain on sales of other assets owned	19	10
Bank-owned life insurance	747	427
Other	351	285
Total noninterest income	3,704	2,496
Noninterest expense:
Salaries and employee benefits	11,265	10,037
Occupancy and equipment	3,477	3,246
Professional fees	2,023	1,382
Data processing and software expense	1,216	1,041
FDIC assessment fees	448	421
Marketing	799	588
Other assets owned expenses and write-downs	53	211
Amortization of intangibles	338	295
Telephone and communications	263	226
Other	1,506	1,056
Total noninterest expense	21,388	18,503
Net income from operations	12,907	7,910
Income tax expense	4,117	2,705
Net income	$8,790	$5,205
Preferred stock dividends	$98	$80
Net income available to common stockholders	$8,692	$5,125
Basic earnings per share	$0.86	$0.73
Diluted earnings per share	$0.84	$0.72
Weighted average basic shares outstanding	10,061,015	6,991,585
Weighted average diluted shares outstanding	10,332,158	7,152,328

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income - (Unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Interest income:
Interest and fees on loans	$9,648	$9,230	$7,454	$7,348	$7,335
Interest on investment securities	285	247	252	212	209
Interest on deposits in other banks	73	60	55	54	63
Interest on other	1	1	—	—	—
Total interest income	10,007	9,538	7,761	7,614	7,607
Interest expense:
Interest on deposit accounts	843	778	666	631	652
Interest on borrowings	151	143	123	126	123
Total interest expense	994	921	789	757	775
Net interest income	9,013	8,617	6,972	6,857	6,832
Provision for loan losses	610	—	148	110	326
Net interest income after provision for loan losses	8,403	8,617	6,824	6,747	6,506
Noninterest income:
Service charges and fees on deposit accounts	419	380	282	245	292
Gain on sales of investment securities	—	—	—	7	—
Gain on sales of loans	430	392	129	302	155
Gain (loss) on sales of other assets owned	—	21	—	(2)	6
Bank-owned life insurance	195	194	179	178	111
Other	163	56	98	36	92
Total noninterest income	1,207	1,043	688	766	656
Noninterest expense:
Salaries and employee benefits	3,019	3,001	2,588	2,657	2,444
Occupancy and equipment	917	894	808	857	786
Professional fees	487	632	365	540	439
Data processing and software expense	313	368	272	263	281
FDIC assessment fees	131	121	96	100	105
Marketing	205	227	162	205	156
Other assets owned expenses and write-downs	24	(5)	22	13	24
Amortization of intangibles	95	96	74	74	74
Telephone and communications	81	68	57	57	58
Other	462	440	286	316	312
Total noninterest expense	5,734	5,842	4,730	5,082	4,679
Net income from operations	3,876	3,818	2,782	2,431	2,483
Income tax expense	1,303	1,281	926	607	793
Net income	$2,573	$2,537	$1,856	$1,824	$1,690
Preferred stock dividends	$38	$20	$20	$20	$20
Net income available to common stockholders	$2,535	$2,517	$1,836	$1,804	$1,670
Basic earnings per share	$0.24	$0.24	$0.19	$0.19	$0.18
Diluted earnings per share	$0.23	$0.23	$0.19	$0.19	$0.18
Weighted average basic shares outstanding	10,675,948	10,652,602	9,447,807	9,447,706	9,157,582
Weighted average diluted shares outstanding	10,954,920	10,940,427	9,708,673	9,743,576	9,405,168

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Reconciliation GAAP — NON GAAP - (Unaudited)

(In thousands, except share and per share data)

The following table reconciles, at the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets:

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Tangible Common Equity
Total stockholders’ equity	$132,046	$137,508	$117,085	$115,133	$113,312
Adjustments:
Preferred stock	—	(8,000)	(8,000)	(8,000)	(8,000)
Goodwill(3)	(26,827)	(26,025)	(19,148)	(19,148)	(19,148)
Intangible assets	(2,410)	(2,458)	(1,110)	(1,186)	(1,261)
Total tangible common equity	$102,809	$101,025	$88,827	$86,799	$84,903
Tangible Assets
Total assets	$1,039,600	$1,009,539	$827,140	$808,906	$802,286
Adjustments:
Goodwill(3)	(26,827)	(26,025)	(19,148)	(19,148)	(19,148)
Intangible assets	(2,410)	(2,458)	(1,110)	(1,186)	(1,261)
Total tangible assets	$1,010,363	$981,056	$806,882	$788,572	$781,877
Tangible Common Equity to Tangible Assets	10.18%	10.30%	11.01%	11.01%	10.86%
Common shares outstanding	10,712	10,700	9,494	9,485	9,471

Book value per common share(1)	$12.33	$12.10	$11.49	$11.29	$11.12
Tangible book value per common share(2)	$9.60	$9.44	$9.36	$9.15	$8.96

(1)                                 We calculate book value per common share as stockholders’ equity less preferred stock at the end of the relevant period divided by the outstanding number of shares of our common stock at the end of the relevant period.

(2)                                 We calculate tangible book value per common share as total stockholders’ equity less preferred stock, goodwill, and intangible assets, net of accumulated amortization at the end of the relevant period, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is total stockholders’ equity per common share.

(3)                                 Goodwill reflects provisional estimates of fair value of assets and liabilities acquired in the IBT acquisition as of the date of this earnings release.

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Reconciliation GAAP — NON GAAP - (Unaudited)

(In thousands)

The following table reconciles net income from operations to pre-tax, pre-provision income:

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Pre-Tax, Pre-Provision Income
Provision for loan losses	610	—	148	110	326
Net Income from Operations	3,876	3,818	2,782	2,431	2,483
Total pre-tax, pre-provision income(1)	$4,486	$3,818	$2,930	$2,541	$2,809

(1)              We calculate pre-tax, pre-provision income by adding the total provision for loan losses to net income from operations for the relevant period.

The following table reconciles net income from operations to pre-tax, pre-provision income:

	For the Year Ended
	December 31,	December 31,
	2015	2014
Pre-Tax, Pre-Provision Income
Provision for loan losses	868	1,423
Net Income from Operations	12,907	7,910
Total pre-tax, pre-provision income(1)	$13,775	$9,333

(1)              We calculate pre-tax, pre-provision income by adding the total provision for loan losses to net income from operations for the relevant period.

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Net Interest Margin - (Unaudited)

(In thousands)

	For the Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
		Interest			Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets:
Total loans(1)	$791,799	$9,648	4.83%	$756,542	$9,230	4.84%	$599,813	$7,335	4.85%
Securities available for sale	67,062	285	1.69	63,204	248	1.56	46,750	209	1.77
Investment in subsidiary	93	1	4.27	93	—	—	93	—	—
Interest-earning deposits in financial institutions	86,079	73	0.34	70,363	60	0.34	78,611	63	0.32
Total interest-earning assets	945,033	10,007	4.20	890,202	9,538	4.25	725,267	7,607	4.16
Allowance for loan losses	(6,436)			(7,146)			(5,906)
Noninterest-earning assets	88,382			88,023			60,649
Total assets	$1,026,979			$971,079			$780,010
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$540,311	$843	0.62%	$520,806	$778	0.59%	$396,438	$652	0.65%
Advances from FHLB	20,748	55	1.05	19,404	56	1.14	18,533	30	0.64
Other borrowings	11,272	96	3.38	9,077	87	3.80	8,073	93	4.57
Total interest-bearing liabilities	572,331	994	0.69	549,287	921	0.67	423,044	775	0.73
Noninterest-bearing liabilities:
Noninterest-bearing deposits	312,783			282,934			246,868
Other liabilities	3,419			2,403			2,171
Total noninterest-bearing liabilities	316,202			285,337			249,039
Stockholders’ equity	138,446			136,455			107,927
Total liabilities and stockholders’ equity	$1,026,979			$971,079			$780,010
Net interest rate spread(2)			3.51%			3.59%			3.43%
Net interest income		$9,013			$8,617			$6,832
Net interest margin(3)			3.78%			3.84%			3.74%

(1)                  Includes average outstanding balances of loans held for sale of $2,482, $4,215 and $5,173 for the three months ended December 31, 2015, September 30, 2015, and December 31, 2014, respectively.

(2)                  Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.

(3)                  Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Net Interest Margin - (Unaudited)

(In thousands)

	For the Year Ended December 31,
	2015			2014
		Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets:
Total loans(1)	$697,439	$33,680	4.83%	$546,041	$27,236	4.99%
Securities available for sale	59,088	997	1.69	49,058	839	1.71
Investment in subsidiary	93	1	1.08	93	2	2.15
Interest-bearing deposits in other banks	70,630	242	0.34	63,176	182	0.29
Total interest-earning assets	827,250	34,920	4.22	658,368	28,259	4.29
Allowance for loan losses	(6,419)			(5,498)
Noninterest-earning assets	78,006			60,168
Total assets	$898,837			$713,038
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$475,034	$2,918	0.61%	$374,074	$2,421	0.65%
Advances from FHLB	18,055	25	0.14	15,890	118	0.74
Other borrowings	9,212	518	5.62	8,073	380	4.71
Total interest-bearing liabilities	502,301	3,461	0.69	398,037	2,919	0.73
Noninterest-bearing liabilities:
Noninterest-bearing deposits	267,550			230,875
Other liabilities	2,408			1,783
Total noninterest-bearing liabilities	269,958			232,658
Stockholders’ equity	126,578			82,343
Total liabilities and stockholders’ equity	$898,837			$713,038
Net interest rate spread(2)			3.53%			3.56%
Net interest income		$31,459			$25,340
Net interest margin(3)			3.80%			3.85%

(1)                 Includes average outstanding balances of loans held for sale of $3,134 and $3,569 for the twelve months ended December 31, 2015 and December 31, 2014, respectively.

(2)                 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.

(3)                 Net interest margin is equal to net interest income divided by average interest-earning assets